Exhibit 10.15

June 6, 2003

Mayor’s Jewelers, Inc
14051 NW 14th Street
Sunrise, Florida 33323

Dear Sirs/Madams:

We have audited the consolidated financial statements of Mayor’s Jewelers, Inc. and Subsidiary as of March 29, 2003 and February 2, 2002, and for the year ended March 29, 2003, for the eight-week transition period ended March 30, 2002 and for each of the two fiscal years in the period ended February 2, 2002, included in your Annual Report on Form 10-K to the Securities and Exchange Commission, and have issued our report thereon dated June 6, 2003. Note B to such financial statements contains a description of your change during the year ended March 29, 2003 in the method of determining the cost of inventories from the last-in, first-out method to the first-in, first-out method. In our judgment, such change is to an alternative accounting principle that is preferable under the circumstances.

Yours truly,

/s/ Deloitte & Touche LLP